UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

SEPTEMBER 15, 2003

TEXAS REGIONAL BANCSHARES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

TEXAS	000-14517	74-2294235
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NUMBER)

P.O. BOX 5910
3900 NORTH 10TH STREET, 11TH FLOOR
MCALLEN, TX 78502-5910

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(956) 631-5400

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On September 15, 2003, Texas Regional Bancshares, Inc. issued a press release announcing an agreement in principle under which Texas Regional will acquire through merger Southeast Texas Bancshares, Inc. and its banking subsidiary, Community Bank and Trust, SSB and its other subsidiaries including Port Arthur Abstract and Title Company, Southeast Texas Title Company, and Community Insurance.  The press release, which is attached hereto and filed herewith as Exhibit 99.1, is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1         Press release of Texas Regional Bancshares, Inc. dated September 15, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS REGIONAL BANCSHARES, INC.
(Registrant)

September 15, 2003	/s/ R. T. Pigott, Jr.
R. T. Pigott, Jr. Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press release of Texas Regional Bancshares, Inc. dated September 15, 2003.